Exhibit 21

Subsidiaries of Esmark Incorporated

Name of Subsidiary	State/Jurisdiction of Organization

Wheeling-Pittsburgh Corporation	Delaware

WP Steel Venture Corporation	Delaware

Consumers Mining Company	Pennsylvania

Monessen Southwestern Railway Company	Pennsylvania

Wheeling-Pittsburgh Steel Corporation	Delaware

Metal Centers LLC	Delaware

Esmark Steel Service Group, Inc.	Delaware

Century Steel Company LLC	Illinois

North American Steel LLC	Illinois

Electric Coating Technologies LLC	Delaware

Electric Coating Technologies Bridgeview LLC	Illinois

Great Western Steel Company LLC	Illinois

Great Western Realty LLC	Illinois

Independent Steel Company LLC	Illinois

Miami Valley Steel Service, Inc.	Ohio

Premier Resource Group LLC	Illinois

Sun Steel Company LLC	Illinois

U.S. Metals & Supply LLC	Illinois

Esmark Realty LLC	Illinois

Century Steel Realty LLC	Illinois

ISCO Realty LLC	Illinois

Miami Valley Realty LLC	Illinois

Sun Steel Realty LLC	Illinois

U.S. Metals Realty LLC	Illinois

E2 Acquisition Corporation	Delaware

BIP Acquisition Sub, Inc.	Delaware